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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IBERIABANK Corporation (the "Company") on Form 10-Q for the period ending June 30, 2002 (the "Report"), I, Marilyn W. Burch, Executive Vice President and Chief Financial Officer of the Company, certify that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in the Report.


/s/ Marilyn W. Burch
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Marilyn W. Burch
Executive Vice President and Chief Financial Officer

August 14, 2002